NASDAQ(R)
THE NASDAQ STOCK MARKET
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ROCKVILLE, MD  20850


By Facsimile and First Class Mail
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September 8, 2004

Mr. Kevin J. McAndrew
Chief Financial Officer
Canterbury Consulting Group, Inc.
352 Stokes Road, Suite 200
Medford, NJ  08055



RE:     Canterbury Consulting Group, Inc. (the "Company")
        Nasdaq Symbol: CITI


Dear Mr. McAndrew:

For the last 30 consecutive trading days, the Company's common stock has not maintained a minimum market value of publicly held shares ("MVPHS") of $1,000,000 as required for continued inclusion by Marketplace Rule 4310(c)(7) (the "Rule"). Therefore, in accordance with Marketplace Rule 4310(c)(8)(B), the Company will be provided 90 calendar days, or until December 7, 2004, to regain compliance.[1] If, at anytime before December 7, 2004, the MVPHS of the Company's common stock is $1,000,000 or more for a minimum of 10 consecutive trading days, Staff will provide written notification that the Company complies with the Rule.[2] If compliance with this Rule cannot be demonstrated by December 7, 2004, Staff will provide written notification that the Company's securities will be delisted. At that time, the Company may appeal Staff's determination to a Listing Qualifications Panel.

Please note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification letter within four business days.[3] Accordingly, the Company should consult with counsel regarding disclosure obligations surrounding this letter under the federal securities laws.

If you have any questions, please do not hesitate to contact me at (301) 978-8027.

Sincerely,

/s/Tom Choe
------------
Tom Choe
Senior Analyst
Nasdaq Listing Qualifications


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[1] The 90 day period relates exclusively to the MVPHS deficiency.  The Company may be delisted during the 90 day period for failure to maintain compliance with any other listing requirement for which it is currently on notice or which occurs during this period.

[2] Under certain circumstances, to ensure that the Company can sustain long-term compliance, Staff may require that the MVPHS equals $1,000,000 or greater for more than 10 consecutive trading days before determining that the Company complies.
[3] See, SEC Release No. 34-49424.